Exhibit 24.1




               FREEPORT-McMoRan COPPER & GOLD INC.

                     Certificate of Secretary
                    ------------------------


          I, Michael C. Kilanowski,  Jr., Secretary of  Freeport-

McMoRan  Copper  &  Gold  Inc. (the  "Corporation"),  a  Delaware

corporation, do hereby certify  that the following resolution was duly adopted by  the Board of Directors  of the Corporation  at a meeting held on December  13, 1988, and that such  resolution has not been amended, modified or rescinded and is in full force  and effect:

          RESOLVED, That any report, registration statement or other form filed on behalf of this corporation pursuant to the Securities Exchange Act of 1934, or any amendment to any such report, registration statement or other form, may be signed on behalf of any director or officer of this corporation pursuant to a power of attorney executed by such director or officer.

         IN  WITNESS WHEREOF, I have hereunto set my name and the

seal of the Corporation this 10th day of March, 1995.




                                  /s/Michael C. Kilanowski, Jr.
(Seal)                            -----------------------------
                                  Michael C. Kilanowski, Jr.
                                  Secretary